AGREEMENT AND PLAN OF MERGER

                                 By and Between

                              SOUND FEDERAL BANCORP

                   SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION

                                       And

                         PEEKSKILL FINANCIAL CORPORATION




                          Dated as of February 16, 2000

                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS


                                    ARTICLE I
                               CERTAIN DEFINITIONS

Section 1.01 Definitions..............................................2

                          ARTICLE II
               THE MERGER AND EXCHANGE OF SHARES
Section 2.01 Effects of Merger; Surviving Corporation.................6
Section 2.02 Conversion of Shares.....................................7
Section 2.03 Exchange Procedures......................................8
Section 2.04 Stock Options/Restricted Stock...........................9

                          ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PFC

Section 3.01 Organization............................................10
Section 3.02 Capitalization..........................................11
Section 3.03 Authority; No Violation.................................11
Section 3.04 Consents. ..............................................12
Section 3.05 Financial Statements....................................12
Section 3.06 Taxes.  ................................................13
Section 3.07 No Material Adverse Effect. ............................13
Section 3.08 Contracts...............................................14
Section 3.09 Ownership of Property; Insurance Coverage...............15
Section 3.10 Legal Proceedings.......................................16
Section 3.11 Compliance With Applicable Law..........................16
Section 3.12 ERISA/Employee Compensation.............................17
Section 3.13  Brokers, Finders and Financial Advisors................18
Section 3.14 Environmental Matters. .................................18
Section 3.15 Loan Portfolio..........................................20
Section 3.16 Information to be Supplied..............................21
Section 3.17 Securities Documents....................................21
Section 3.18 Related Party Transactions..............................21
Section 3.19 Schedule of Termination Benefits........................21
Section 3.20 Deposits................................................22
Section 3.21 Antitakeover Provisions Inapplicable....................22
Section 3.22 Fairness Opinion........................................22

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF SOUND FEDERAL BANCORP

 Section 4.01 Organization....................................................22
 Section 4.02 Authority; No Violation.........................................23
 Section 4.03 Consents. ......................................................24
 Section 4.04 Compliance With Applicable Law..................................24
 Section 4.05 Information to be Supplied. ....................................25
 Section 4.06 Financing.......................................................25

                            ARTICLE V
                    COVENANTS OF THE PARTIES

 Section 5.01 Conduct of PFC's Business.......................................25
 Section 5.02 Access; Confidentiality.........................................28
 Section 5.03 Regulatory Matters and Consents.................................29
 Section 5.04 Taking of Necessary Action......................................30
 Section 5.05 Certain Agreements..............................................31
 Section 5.06 No Other Bids and Related Matters...............................31
 Section 5.07 Duty to Advise; Duty to Update PFC's Disclosure Schedules.......32
 Section 5.08 Conduct of Sound Federal Bancorp's Business.....................33
 Section 5.09 Board and Committee Minutes.....................................33
 Section 5.10 Undertakings by PFC and Sound Federal Bancorp...................33
 Section 5.11 Employee and Termination Benefits; Directors and Management.....35
 Section 5.12 Duty to Advise; Duty to Update Sound Federal
              Bancorp's Disclosure Schedules..................................37
 Section 5.13 Amendment of First Federal's Federal Stock Charter..............37

                           ARTICLE VI
                           CONDITIONS

 Section 6.01 Conditions to PFC's Obligations under this Agreement............37
 Section 6.02 Conditions to Sound Federal Bancorp's Obligations
              under this Agreement............................................38

                           ARTICLE VII
                TERMINATION, WAIVER AND AMENDMENT

 Section 7.01 Termination.....................................................39
 Section 7.02 Effect of Termination...........................................40

                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.01 Expenses.........................................................40
Section 8.02 Non-Survival of Representations and Warranties...................41
Section 8.03 Amendment, Extension and Waiver..................................41
Section 8.04 Entire Agreement.................................................41
Section 8.05 No Assignment....................................................41
Section 8.06 Notices..........................................................42
Section 8.07 Captions.........................................................42
Section 8.08 Counterparts.....................................................42
Section 8.09 Severability.....................................................43
Section 8.10 Governing Law....................................................43


Exhibits:

         Exhibit A                  Agreement of Company Merger
         Exhibit B                  Plan of Bank Merger
         Exhibit C                  Plan of Complete Liquidation and Dissolution
         Exhibit D                  Form of PFC Voting Agreement
         Exhibit E                  Stock Option Agreement

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of February 16, 2000, is by and among Sound Federal Bancorp, a federal corporation ("Sound Federal Bancorp"), Sound Federal Savings and Loan Association, a federally chartered savings association ("Sound Federal"), and Peekskill Financial Corporation, a Delaware corporation ("PFC"). Each of Sound Federal Bancorp, Sound Federal and PFC is sometimes individually referred to herein as a "party," and Sound Federal Bancorp, Sound Federal and PFC are sometimes collectively referred to herein as the "parties."

                                    RECITALS

     WHEREAS, Sound Federal Bancorp, a registered saving and loan holding company, with principal offices in Mamaroneck, New York, owns all of the issued and outstanding capital stock of Sound Federal, a federally-chartered savings bank organized under the laws of the United States, with principal offices in Mamaroneck, New York.

     WHEREAS, PFC, a registered savings and loan holding company, with principal offices in Peekskill, New York, owns all of the issued and outstanding capital stock of First Federal Savings Bank ("First Federal "), a federally-chartered savings bank organized under the laws of the United States, with principal offices in Peekskill, New York.

     WHEREAS, the Boards of Directors of the respective parties hereto deem it advisable and in the best interests of the respective companies and their stockholders to consummate the business combination transaction contemplated herein in which: (i) Sound Federal shall incorporate a to-be- formed company which shall be merged into PFC (the "Merger") and in connection therewith, and subject to the rights of dissenting stockholders which have been asserted and duly perfected in accordance with the provisions of Section 262 of the DGCL, each share of PFC Common Stock and each option to purchase such stock granted pursuant to the PFC Option Plans, outstanding immediately prior to the Closing Date shall be canceled in exchange for the right to receive the cash payments specified herein, (ii) simultaneously with (i), PFC shall be liquidated with the result that Sound Federal will acquire all the assets and liabilities of PFC and PFC shall cease to exist, and (ii) First Federal shall merge with and into Sound Federal, with Sound Federal surviving the merger with the result that Sound Federal will acquire all the assets and liabilities of First Federal and First Federal shall cease to exist (the transactions are sometimes collectively referred to as the "Merger");

     WHEREAS, in connection with the execution of this Agreement, as an inducement to Sound Federal Bancorp to enter into this Agreement, PFC and Sound Federal Bancorp have entered into a Stock Option Agreement dated as of even date herewith pursuant to which PFC will grant Sound Federal Bancorp the right to purchase certain shares of PFC Common Stock; and

     WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the Merger, and the other transactions contemplated by this Agreement and the Stock Option Agreement (collectively, the "Merger Documents").

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

     Section 1.01 Definitions. Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Affiliate" means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

               "Agreement" means this agreement, and any amendment or supplement hereto, which constitutes a "plan of merger" between Sound Federal Bancorp, Sound Federal, a to-be- formed interim company and PFC.

               "Applications" means the applications for regulatory approval which are required by the transactions contemplated hereby.

               "Bank Merger" means the merger of First Federal with and into Sound Federal, with Sound Federal as the surviving institution.

               "Bank Merger Effective Date" shall mean the date, after the Bank Merger is approved by the Office of Thrift Supervision ("OTS"), that all filings are made with the OTS to perfect the Bank Merger.

               "Closing  Date"  means  the  date  determined  by  Sound  Federal
          Bancorp, in its sole discretion, upon five (5) days prior written notice to PFC, but in no event later than fifteen (15) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which Sound Federal Bancorp and PFC shall mutually agree.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "DGCL" means the Delaware General Corporation Law.

               "DOL" means the U.S. Department of Labor.

               "Environmental Law" means any Federal or state law, statute, rule, regulation, code, order, judgement, decree, injunction, common law or agreement with any Federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety, or
          (iii) exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, hazardous substances, in each case as amended and now in effect.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

               "Exchange Agent" means the entity selected by Sound Federal Bancorp and agreed to by PFC, as provided in Section 2.03(a) of this Agreement.

               "FDIA" means the Federal Deposit Insurance Act, as amended.

               "FDIC" means the Federal Deposit Insurance Corporation.

               "FHLB" means the Federal Home Loan Bank.

               "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

               "Hazardous Material" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

               "HOLA" means the Home Owners' Loan Act, as amended.

               "IRS" means the Internal Revenue Service.

               "Loan  Property"  shall  have the  meaning  given to such term in
          Section 3.14(b) of this Agreement.

               "Material Adverse Effect" shall mean, with respect to Sound Federal Bancorp or PFC, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the market value of the assets of Sound Federal Bancorp or PFC resulting from a change in interest rates generally or (ii) any individual or combination of changes occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, including any changes affecting the Bank Insurance Fund or the Savings Association Insurance Fund, or
          (iii) any action taken by PFC or a PFC Subsidiary at the request of Sound Federal Bancorp, or (iv) expenses incurred to complete the transaction contemplated by this Agreement.

               "Merger  Effective  Date"  means that date upon which the last of
          the  corporate   transactions   which   comprise  the  Merger  becomes
          effective, in accordance with applicable laws and regulations.

               "OTS" means the Office of Thrift Supervision.

               "Participation Facility"shall have the meaning given to such term in Section 3.14(b) of this Agreement.

               "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

               "PFC Common Stock" has the meaning given to that term in Section 3.02(a) of this Agreement.

               "PFC  Disclosure   Schedules"  means  the  Disclosure   Schedules
          delivered by PFC to Sound Federal Bancorp pursuant to Article III of this Agreement.

               "PFC Financials" means (i) the audited consolidated financial statements of PFC as of June 30, 1998 and 1999 and for the three years ended June 30, 1999, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of PFC as of each calendar quarter thereafter included in Securities Documents filed by PFC.

               "PFC Regulatory Reports" means the Thrift Financial Reports of First Federal and accompanying schedules, as filed with the OTS, for each calendar quarter beginning with the quarter ended December 31, 1999, through the Closing Date, and all Annual, Quarterly and

         Current Reports filed on Form H-(b)11 with the OTS by PFC from December 31, 1999 through the Closing Date.

               "PFC Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by PFC or First Federal, except any corporation the stock of which is held as security by First Federal in the ordinary course of its lending activities.

               "Proxy Statement" means the proxy statement, together with any supplements thereto, to be transmitted to holders of PFC Common Stock in connection with the transactions contemplated by this Agreement.

               "Regulatory  Agreement"  has the  meaning  given to that  term in
          Section 3.11 of this Agreement.

               "Regulatory Authority" means any agency or department of any federal or state government, including without limitation the OTS, the FDIC, the FRB, the SEC or the respective staffs thereof.

               "Rights" means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

               "SAIF"  means  the  Savings   Association   Insurance   Fund,  as
          administered by the FDIC.

               "SEC" means the Securities and Exchange Commission.

               "Securities  Act" means the  Securities  Act of 1933, as amended,
          and  the  rules  and  regulations   promulgated   from  time  to  time
          thereunder.

               "Securities   Documents"  means  all   registration   statements,
          schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

               "Securities  Laws" means the  Securities Act and the Exchange Act
          and  the  rules  and  regulations   promulgated   from  time  to  time
          thereunder.

               "Sound Federal Bancorp Disclosure Schedules" means the Disclosure Schedules delivered by Sound Federal Bancorp to PFC pursuant to
          Article IV of this Agreement.

               "Sound Federal Bancorp Financials" means (i) the audited consolidated financial statements of Sound Federal Bancorp as of March 31, 1998 and 1999 and for the three years ended March 31, 1999, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Sound Federal Bancorp as of each calendar quarter thereafter included in Securities Documents filed by Sound Federal Bancorp.

               "Sound Federal Bancorp Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Sound Federal Bancorp or Sound Federal, except any corporation the stock of which is held as security by Sound Federal in the ordinary course of its lending activities.

               "Sound Federal Bancorp Option" means the option granted to Sound Federal Bancorp to acquire shares of PFC Common Stock pursuant to the Stock Option Agreement.

               "Stock Option Agreement" means the Stock Option Agreement dated as of even date herewith pursuant to which PFC has granted Sound Federal Bancorp the right to purchase certain shares of PFC Common Stock and which is attached to this Agreement as Exhibit E thereto.

               "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Sound Federal Bancorp or PFC, as the case may be, in the ordinary course of its lending activities.

                                   ARTICLE II
                        THE MERGER AND EXCHANGE OF SHARES

     Section 2.01 Effects of Merger; Surviving Corporation.

     (a) (i) On the Merger Effective Date, a to-be-formed company formed by Sound Federal ("Interim") shall be merged with and into PFC; the separate existence of Interim shall cease; PFC shall be the surviving corporation in the Merger (the "Surviving Corporation") and a wholly-owned subsidiary of Sound Federal; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Interim shall be taken and deemed to be transferred to and vested in PFC, as the Surviving Corporation in the Merger, without further act or deed; all in accordance with federal law.

                  (ii) On the Merger Effective Date: the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as the Charter of Interim, as in effect immediately prior to the Merger Effective Date; and the Bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as the Bylaws of Interim, as in effect immediately prior to the Merger Effective Date, until thereafter altered, amended or repealed in accordance with applicable law.

                  (iii) On the Merger Effective Date, the directors of Interim duly elected and holding office immediately prior to the Effective Date shall be the directors of the Surviving

Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and Bylaws of the Surviving
Corporation.

                  (iv) On the Merger Effective Date, the officers of Interim duly elected and holding office immediately prior to the Effective Date shall be the officers of the Surviving Corporation in the Merger, each to hold office until his or her successor is elected and qualified or otherwise in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

         (b) Notwithstanding any provision of this Agreement to the contrary, Sound Federal Bancorp and Sound Federal may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby, and the parties shall enter into such alternative transactions, so long as (i) there are no adverse tax consequences to any of the stockholders of PFC as a result of such modification, (ii) the Merger Consideration is not thereby changed in kind or reduced in amount because of such modification and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals.

     Section 2.02 Conversion of Shares.

     (a) At the Merger Effective Date, by virtue of the merger of Interim with and into PFC and without any action on the part of PFC or the holders of shares of PFC Common Stock:

                  (i) Each outstanding share of PFC Common Stock issued and outstanding at the Merger Effective Date, except as provided in clause (ii) and
(iii) of this Section, shall cease to be outstanding, shall cease to exist and shall be converted into the right to receive $22.00 in cash ( the "Merger Consideration").

                  (ii) Any shares of PFC Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Merger Effective Date shall cease to exist, the certificates for such shares shall as promptly as practicable be canceled, such shares shall not be converted into the Merger Consideration, and no cash or shares of capital stock of Sound Federal Bancorp shall be issued or exchanged therefor.

                  (iii) The Surviving Corporation shall pay for any Dissenters' Shares in accordance with Section 262 of the DGCL, and the holders thereof shall not be entitled to receive any Merger Consideration; provided, that if appraisal rights under Section 262 of the DGCL with respect to any Dissenters' Shares shall have been effectively withdrawn or lost, such shares will thereupon cease to be treated as Dissenters' Shares and shall be converted into the right to receive the Merger Consideration pursuant to this Section 2.02.

                  (iv) Each share of Sound Federal Bancorp Common Stock issued and outstanding immediately before the Merger Effective Date shall remain an outstanding share of Common Stock of Sound Federal Bancorp.

                  (v) The holders of certificates representing shares of PFC Common Stock (any such certificate being hereinafter referred to as a "Certificate") shall cease to have any rights as stockholders of PFC, except such rights, if any, as they may have pursuant to applicable law.

     Section 2.03 Exchange Procedures.

     (a) As promptly as practicable after the Effective Date (but in no event later than five (5) business days after the Effective Date), an Exchange Agent designated by Sound Federal Bancorp shall prepare and mail to each holder of record of an outstanding share Certificate or Certificates a Letter of Transmittal containing instructions for the surrender of the Certificate or Certificates held by such holder for payment therefor. Upon surrender of the Certificate or Certificates to the Exchange Agent in accordance with the instructions set forth in the Letter of Transmittal, such holder shall promptly receive in exchange therefor the Merger Consideration, without interest thereon. Approval of this Agreement by the stockholders of PFC shall constitute authorization for Sound Federal Bancorp to designate and appoint such Exchange Agent. Neither Sound Federal Bancorp nor the Exchange Agent shall be obligated to deliver the Merger Consideration to a former stockholder of PFC until such former stockholder surrenders his Certificate or Certificates or, in lieu thereof, any such appropriate affidavit of loss and indemnity agreement and bond as may be reasonably required by Sound Federal Bancorp.

     (b) If payment of the Merger Consideration is to be made to a person other than the person in whose name a Certificate surrendered in exchange therefor is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay any transfer or other taxes required by reason for the payment to a person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (c) On or prior to the Merger Effective Date, Sound Federal Bancorp shall deposit or cause to be deposited, in trust with the Exchange Agent, an amount of cash equal to the aggregate Merger Consideration that the PFC stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 hereof.

     (d) The payment of the Merger Consideration, and cash in lieu of any fractional shares, upon the conversion of PFC Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such PFC Common Stock.

     (e) Promptly following the date which is twelve months after the Merger Effective Date, the Exchange Agent shall deliver to Sound Federal Bancorp all cash, certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of PFC Common Stock may surrender such Certificate to Sound Federal Bancorp and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration multiplied by the number of shares of PFC Common Stock formerly represented by such Certificate, without any interest or dividends thereon.

     (f) After the close of business on the Merger Effective Date , there shall be no transfers on the stock transfer books of PFC of the shares of PFC Common Stock which are outstanding immediately prior to the Merger Effective Date, and the stock transfer books of PFC shall be closed with respect to such shares. If, after the Merger Effective Date, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

     (g) In the event any certificate for PFC Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of the fact by the holder thereof, the cash to be paid in the Merger as provided for herein; provided, however, that Sound Federal Bancorp may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such reasonable sum as Sound Federal Bancorp may require as indemnity against any claim that may be made against PFC, Sound Federal Bancorp or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

     (h) Sound Federal Bancorp is hereby authorized to adopt additional requirements with respect to the matters referred to in this Section 2.03 not inconsistent with the provisions of this Agreement or unduly burdensome to the shareholders of PFC.

     Section 2.04 Stock Options/Restricted Stock.

     (a) At the Merger Effective Date, each option granted by PFC (a "PFC Option") to purchase shares of PFC Common Stock issued and outstanding pursuant to the Peekskill Financial Corporation 1996 Stock Option Plan (the "PFC Stock Option Plan"), whether or not such option is exercisable on the Merger Effective Date, shall, by reason of the merger of Interim with and into PFC, cease to be outstanding and be converted into the right to receive in cash an amount equal to (i) the difference (if a positive number) between (A) $22.00 and (B) the exercise price of each such option multiplied by (ii) the number of shares of PFC Common Stock subject to the option.

     (b) At the Merger Effective Date, each unvested share of restricted stock awarded pursuant to the Peekskill Financial Corporation 1996 Recognition and Retention Plan shall automatically vest and the holder thereof shall be entitled to receive $22.00 per share.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF PFC

     PFC represents and warrants to Sound Federal Bancorp that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the PFC Disclosure Schedules delivered by PFC to Sound Federal Bancorp prior to the date hereof. PFC has made a good faith effort to ensure that the disclosure on each schedule of the PFC Disclosure Schedules corresponds to the section reference herein. However, for purposes of the PFC Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

     Section 3.01 Organization.

     (a) PFC is a corporation duly organized ,validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA. PFC has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on PFC.

     (b) First Federal is a federal savings bank organized and validly existing under the laws of the United States. Except as set forth in PFC DISCLOSURE
SCHEDULE 3.01(b), First Federal is the only PFC Subsidiary. The deposits of First Federal are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by First Federal. Each other PFC Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

     (c) First Federal is a member in good standing of the Federal Home Loan Bank of New York and owns the requisite amount of stock therein.

     (d) Except as disclosed in PFC DISCLOSURE SCHEDULE 3.01(d), the respective minute books of PFC and each PFC Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

     (e) Prior to the date of this Agreement, PFC has delivered to Sound Federal Bancorp true and correct copies of the certificate of incorporation, charter and bylaws of PFC and First Federal.

     Section 3.02 Capitalization.

     (a) The authorized capital stock of PFC consists of 4,900,000 shares of common stock, $0.01 par value ("PFC Common Stock"), of which 1,762,228 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 2,337,522 shares are held by PFC as treasury stock and 100,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding. Neither PFC nor any PFC Subsidiary has or is bound by any Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of PFC Common Stock, or any other security of PFC or any securities representing the right to vote, purchase or otherwise receive any shares of PFC Common Stock or any other security of PFC, other than shares issuable under the Sound Federal Bancorp Option and other than shares issuable under the PFC Stock Option Plans and other than as set forth in reasonable detail in the PFC DISCLOSURE SCHEDULE 3.02(a). PFC DISCLOSURE SCHEDULE 3.02(a) sets forth the name of each holder of options to purchase PFC Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, the vesting dates, and the exercise price relating to the options held. PFC DISCLOSURE SCHEDULE 3.02 (a) also sets forth the name of each holder of restricted stock and the number of shares of restricted stock held by such person.

     (b) PFC owns all of the capital stock of First Federal, free and clear of any lien or encumbrance. Except for the PFC Subsidiaries, PFC does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of PFC Subsidiaries, equity interests held by PFC Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of PFC Subsidiaries.

     (c) To PFC's knowledge, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in
Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of PFC Common Stock, except as disclosed in the PFC DISCLOSURE SCHEDULE 3.02(c).

     (d) PFC has outstanding options to purchase a maximum of 296,483 shares of PFC Common Stock.

     Section 3.03 Authority; No Violation.

     (a) PFC has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by PFC and the completion by PFC and First Federal of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of PFC and First Federal and, except for approval of the shareholders of PFC, no other corporate proceedings on the part of PFC are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PFC, and subject to approval by the shareholders of PFC and receipt of the required approvals of Regulatory Authorities described in Section 4.03 hereof, constitutes the valid and binding obligations of PFC, enforceable against PFC in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity.

     (b) (A) The execution and delivery of this Agreement by PFC, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.03 hereof and PFC's and Sound Federal Bancorp's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and
(C) compliance by PFC and First Federal with any of the terms or provisions hereof will not except as set forth in PFC Disclosure Schedule 3.03(b) (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of PFC or any PFC Subsidiary or the charter and bylaws of First Federal ; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PFC or any PFC Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of PFC or First Federal under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which PFC or First Federal is a party, or by which they or any of their respective properties or assets may be bound or affected.

     Section 3.04 Consents. Except for the consents, waivers, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section
4.03 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the shareholders of PFC, no consents, waivers or approvals of, or filings or registrations with, any governmental authority are necessary, and, to PFC's knowledge, as set forth in PFC Disclosure Schedule 3.04 no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with
(a) the execution and delivery of this Agreement by PFC, and (b) the completion by PFC and First Federal of the transactions contemplated hereby. PFC has no reason to believe that (i) any required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

     Section 3.05 Financial Statements.

     (a) PFC has previously delivered to Sound Federal Bancorp the PFC Regulatory Reports. The PFC Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of PFC as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

         (b) PFC has  previously  delivered  to Sound  Federal  Bancorp  the PFC
Financials. The PFC Financials have been, or will be, prepared in accordance with GAAP, and (including the related notes where applicable) fairly present, or will fairly present, in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of PFC and the PFC Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

         (c) At the date of each balance sheet included in the PFC Financials or the PFC Regulatory Reports, PFC did not have, or will not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such PFC Financials or PFC Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         Section 3.06 Taxes. PFC and the PFC Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). PFC has duly filed all federal, state and material local tax returns required to be filed by or with respect to PFC and all PFC Subsidiaries on or prior to the Closing Date (all such amounts shown to be due have been paid) and has duly paid or will pay, or made or will make, provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from PFC and any PFC Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or
(iii) have not yet been fully determined. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of PFC or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where PFC or any of its Subsidiaries do not file tax returns that PFC or any such Subsidiary is subject to taxation in that jurisdiction. Except as set forth in PFC DISCLOSURE
SCHEDULE 3.06, PFC and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. PFC and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and PFC and each of its Subsidiaries has timely complied with all applicable information reporting requirements under
Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

         Section 3.07 No Material Adverse Effect. PFC and the PFC Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since September 30, 1999.

         Section 3.08 Contracts.

         (a) Except as set forth in PFC DISCLOSURE SCHEDULE 3.08(a), neither PFC nor any PFC Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of PFC or any PFC Subsidiary, except for "at will" arrangements; (ii) any plan, material arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of PFC or any PFC Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of PFC or any PFC Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by PFC or First Federal; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which PFC or any PFC Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, advance from the FHLB of New York, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom, in any material respect, of PFC or First Federal to engage in any type of banking or bank-related business which PFC or First Federal is permitted to engage in under applicable law as of the date of this Agreement.

         (b) True and correct copies of agreements, plans, contracts, arrangements and instruments referred to in Section 3.08(a), have been provided to Sound Federal Bancorp on or before the date hereof, are listed on PFC DISCLOSURE SCHEDULE 3.08(a) and are in full force and effect on the date hereof and neither PFC nor any PFC Subsidiary (nor, to the knowledge of PFC, any other party to any such contract, plan, arrangement or instrument) has materially breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument. Except as set forth in the PFC DISCLOSURE SCHEDULE 3.08(b), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in PFC DISCLOSURE SCHEDULE 3.08(b), none of the employees
(including officers) of PFC or any PFC Subsidiary, possess the right to terminate their employment and receive or be paid (or cause PFC or any PFC Subsidiary to accrue on their behalf) benefits solely as a result of the execution of this Agreement or the consummation of the transactions contemplated thereby. Except as set forth in PFC DISCLOSURE SCHEDULE 3.08(b), no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which PFC or any PFC Subsidiary is a party or under which PFC or any PFC Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in PFC DISCLOSURE SCHEDULE 3.08(b), no such agreement, plan, contract, or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of PFC or any PFC Subsidiary or upon the occurrence of a subsequent event; or
(y) requires PFC or any PFC Subsidiary to provide a benefit in the form of PFC Common Stock or determined by reference to the value of PFC Common Stock. Except as set forth in PFC Disclosure Schedule 3.08(b) no such agreement, plan or arrangement with respect to officers or directors of PFC or to its employees, provides for benefits which may cause an "excess parachute payment" or the disallowance of a federal income tax deduction under IRC Section 280G.

     Section 3.09 Ownership of Property; Insurance Coverage.

     (a) Except as disclosed in PFC DISCLOSURE SCHEDULE 3.09, PFC and the PFC Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by PFC or any PFC Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the PFC Regulatory Reports and in the PFC Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to FHLB of New York, inter-bank credit facilities, or any transaction by a PFC Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) items permitted under Article V. PFC and the PFC Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by PFC and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in PFC DISCLOSURE SCHEDULE 3.09, such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the Notes to the PFC Financials.

     (b) With respect to all material agreements pursuant to which PFC or any PFC Subsidiary has purchased securities subject to an agreement to resell, if any, PFC or such PFC Subsidiary, as the case may be, has a lien or security interest (which to PFC's knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

     (c) PFC and each PFC Subsidiary currently maintains insurance considered by PFC to be reasonable for their respective operations, in accordance with good business practice. PFC has not received notice from any insurance carrier that
(i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by PFC under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years PFC has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

     Section  3.10 Legal  Proceedings.  Except as  disclosed  in PFC  DISCLOSURE
SCHEDULE 3.10, neither PFC nor any PFC Subsidiary is a party to any, and there are no pending or, to the best of PFC's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i) against PFC or any PFC Subsidiary, (ii) to which PFC or any PFC Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of PFC to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on PFC and the PFC Subsidiaries, taken as a whole.

     Section 3.11 Compliance With Applicable Law.

     (a) PFC and PFC Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses.

     (b) Except as disclosed in PFC DISCLOSURE SCHEDULE 3.11, neither PFC nor any PFC Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that PFC or any PFC Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to PFC or any PFC Subsidiary; (iii) requiring or threatening to require PFC or any PFC Subsidiary, or indicating that PFC or any PFC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of PFC or any PFC Subsidiary, including without limitation any restriction on the payment of dividends; or
(iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of PFC or any PFC Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither PFC nor any PFC Subsidiary has consented to or entered into any currently effective Regulatory Agreement, except as set forth in PFC DISCLOSURE SCHEDULE 3.11. The most recent regulatory rating given to First Federal as to compliance with the CRA is satisfactory or better.

     Section 3.12 ERISA/Employee Compensation.

     (a) PFC DISCLOSURE SCHEDULE 3.12 contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of PFC or any of its Subsidiaries (hereinafter collectively referred to as the "PFC Employee Plans"). If the plan, contract, agreement or arrangement is funded through a trust or third party funding vehicle, such as an insurance contract, a copy of the trust or other funding arrangement (including all amendments thereto) and the latest financial statements thereof.

     All of the PFC Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the IRC upon PFC or any of its Subsidiaries. No liability to the PBGC has been or is expected by PFC or any of its Subsidiaries to be incurred with respect to any PFC Employee Plan which is subject to Title IV of ERISA, or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA)(" PFC Pension Plan") currently or formerly maintained by PFC or any entity which is considered one employer with PFC under Section 4001(b)(1) of ERISA or Section 414 of the IRC (an "ERISA Affiliate"). Except as set forth in PFC DISCLOSURE SCHEDULE 3.12(a), no PFC Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each PFC Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such PFC Pension Plan as of the end of the most recent plan year with respect to the respective PFC Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such PFC Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any PFC Pension Plan within the 12-month period ending on the date hereof. Neither PFC nor any of its Subsidiaries has provided, or is required to provide, security to any PFC Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither PFC, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in
Section 3(37) of ERISA, on or after September 26, 1980.

     (b) Each PFC Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under
Section 401(a) of the IRC (a "PFC Qualified Plan") has received a favorable determination letter from the Internal Revenue Service ("IRS"), and PFC and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to PFC's knowledge, threatened litigation, administrative action or proceeding relating to any PFC Employee Plan. There has been no announcement or commitment by PFC or any of its Subsidiaries to create an additional PFC Employee Plan, or to amend any PFC Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such PFC Employee Plan; and, except as specifically identified in PFC's DISCLOSURE SCHEDULE, PFC and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any PFC Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. With respect to each PFC Employee Plan, PFC has supplied to Sound Federal Bancorp a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, if required to be filed, (B) such PFC Employee Plan, including amendments thereto,
(C) each trust agreement, insurance contract or other funding arrangement relating to such PFC Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such PFC Employee Plan, if the PFC Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such PFC Employee Plan is a PFC Pension Plan and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

     (c) Except as set forth in PFC DISCLOSURE SCHEDULE 3.12(c), no compensation payable by PFC and any PFC Subsidiary to any of their employees under any PFC Employee Plan (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the IRC.

     Section 3.13 Brokers, Finders and Financial Advisors. Except for PFC's engagement of Capital Resources Group, Inc. in connection with transactions contemplated by this Agreement, neither PFC nor any PFC Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or, except for its commitments disclosed in PFC DISCLOSURE SCHEDULE 3.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement, which has not been reflected in the PFC Financials.

         Section 3.14 Environmental Matters.

     (a) With respect to PFC and each of the PFC Subsidiaries, and except as set forth in PFC DISCLOSURE SCHEDULE 3.14:

                  (i) Each of PFC and its Subsidiaries, the Participation Facilities, and, to PFC's knowledge, the Loan Properties are, and have been, in substantial compliance with, and are not liable under, any Environmental Laws;

                  (ii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to PFC's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of the PFC Subsidiaries or any Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of the PFC Subsidiaries or any Participation Facility;

                  (iii) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to PFC's knowledge threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or PFC or any of the PFC Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                  (iv) To PFC's knowledge, the properties currently owned or operated by PFC or any of the PFC Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                  (v) Neither PFC nor any of the PFC Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                  (vi) To PFC's knowledge, there are no underground storage tanks on, in or under any properties owned or operated by PFC or any of the PFC Subsidiaries or any Participation Facility, and no underground storage tanks have been closed or removed from any properties owned or operated by PFC or any of the PFC Subsidiaries or any Participation Facility; and

                  (vii) To PFC's knowledge, during the period of (s) PFC's or any of the PFC Subsidiaries' ownership or operation of any of their respective current properties or (t) PFC's or any of the PFC Subsidiaries' participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To PFC's knowledge, prior to the period of (x) PFC's or any of the PFC
Subsidiaries' ownership or operation of any of their respective current properties or (y) PFC's or any of the PFC Subsidiaries' participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

         (b) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property. "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     Section 3.15 Loan Portfolio.

     (a) With respect to each loan owned by PFC or any of the PFC Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of PFC:

                  (i) the  note  and the  related  security  documents  are each
legal,  valid  and  binding   obligations  of  the  maker  or  obligor  thereof,
enforceable against such maker or obligor in accordance with their terms;

                  (ii) neither PFC nor any of the PFC Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                  (iii) PFC or any PFC Subsidiary is the sole holder of legal and beneficial title to each Loan (or PFC's applicable participation interest, as applicable), except as otherwise referenced on the books and records of PFC;

                  (iv) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                  (v) there is no pending or threatened condemnation proceeding or similar proceeding affecting the property that serves as security for a Loan, except as otherwise referenced on the books and records of PFC and its Subsidiaries;

                  (vi) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan, except as otherwise disclosed by documents in the applicable Loan file; and

                  (vii)  with   respect  to  a  Loan  held  in  the  form  of  a
participation, the participation documentation is legal, valid, binding and enforceable, except as otherwise disclosed by documents in the applicable Loan file.

         (b) The allowance for possible losses reflected in PFC's audited statement of condition at September 30, 1999 was, and the allowance for possible losses shown on the balance sheets in PFC's Securities Documents for periods ending after September 30, 1999 have been and will be, adequate, as of the dates thereof, under GAAP.

     (c) PFC DISCLOSURE SCHEDULE 3.15 sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of PFC and the PFC Subsidiaries that have been classified (whether regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import as of June 30, 1999. The other real estate owned ("OREO") included in any non-performing assets of PFC or any of the PFC Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

     Section 3.16 Information to be Supplied. The information to be provided by PFC for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed to PFC shareholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by PFC for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

     Section 3.17 Securities Documents. PFC has delivered to Sound Federal Bancorp copies of its (i) annual reports on Form 10-K for the years ended June 30, 1999, 1998 and 1997, (ii) quarterly reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999, and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 1999, 1998 and 1997. Such reports and such proxy materials complied, at the time filed with the SEC or as the same may have been amended, in all material respects, with the Securities Laws.

     Section 3.18 Related Party Transactions. Except as disclosed in PFC DISCLOSURE SCHEDULE 3.18, or as described in PFC's Proxy Statement distributed in connection with the 1999 annual meeting of shareholders (which has previously been provided to Sound Federal Bancorp), neither PFC nor any PFC Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of PFC or any PFC Affiliate. Except as disclosed in PFC DISCLOSURE
SCHEDULE 3.18, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on PFC DISCLOSURE SCHEDULE 3.18, no loan or credit accommodation to any Affiliate of PFC or any PFC Subsidiary is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither PFC nor any PFC Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by PFC is inappropriate.

     Section 3.19 Schedule of Termination Benefits. PFC DISCLOSURE SCHEDULE 3.19 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, excluding any options to acquire PFC Common Stock granted to such individuals, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by PFC or any PFC Subsidiary for the benefit of officers or directors of PFC or any PFC Subsidiary (the "Benefits Schedule"), assuming their employment or service is terminated as of July 31, 2000 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans.

     Section 3.20 Deposits. None of the deposits of PFC or any PFC Subsidiary is a "brokered" deposit as defined in 12 U.S. Code Section 1831f(g).

     Section 3.21 Antitakeover Provisions Inapplicable. Except as set forth on PFC DISCLOSURE SCHEDULE 3.21, the transactions contemplated by this Agreement are not subject to any applicable state takeover law.

     Section 3.22 Fairness Opinion. PFC has received a written opinion from Capital Resources Group, Inc. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of PFC pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF SOUND FEDERAL BANCORP

     Sound Federal Bancorp represents and warrants to PFC that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Sound Federal Bancorp Disclosure Schedules delivered by Sound Federal Bancorp to PFC prior to the date hereof. Sound Federal Bancorp has made a good faith effort to ensure that the disclosure on each schedule of the Sound Federal Bancorp Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Sound Federal Bancorp Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

         Section 4.01 Organization.

     (a) Sound Federal Bancorp is a corporation duly organized and validly existing under the laws of the United States, and is duly registered as a savings and loan holding company under the HOLA. Sound Federal Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Sound Federal Bancorp.

          (b) Sound Federal is a stock savings bank duly organized and validly existing under the laws of the United States. The deposits of Sound Federal are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Sound Federal. Each other Sound Federal Bancorp Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

     (c) Sound Federal is a member in good standing of the Federal Home Loan Bank of New York and owns the requisite amount of stock therein.

     (d) Prior to the date of this Agreement, Sound Federal Bancorp has delivered to PFC true and correct copies of the charter and bylaws of Sound Federal Bancorp.

     Section 4.02 Authority; No Violation.

     (a) Sound Federal Bancorp and Sound Federal have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Sound Federal Bancorp and Sound Federal and the completion by Sound Federal Bancorp and Sound Federal of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Sound Federal Bancorp and Sound Federal and, no other corporate proceedings on the part of Sound Federal Bancorp or Sound Federal other than the incorporation of Interim are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sound Federal Bancorp and Sound Federal and, subject to receipt of the required approvals of Regulatory Authorities described in Section 4.03 hereof, constitutes the valid and binding obligation of Sound Federal Bancorp and Sound Federal enforceable against Sound Federal
Bancorp and Sound Federal in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally.

     (b) (A) The execution and delivery of this Agreement by Sound Federal Bancorp and Sound Federal, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 4.03 hereof and PFC's and Sound Federal Bancorp's and Sound Federal's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (C) compliance by Sound Federal Bancorp and Sound Federal with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary or the charter and bylaws of Sound Federal; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Sound Federal Bancorp or Sound Federal under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Sound Federal Bancorp or Sound Federal is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Sound Federal Bancorp.

     Section 4.03 Consents. Except for consents, approvals, filings and registrations from or with the FDIC, SEC, OTS and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of PFC, the filing of a certificate of merger with the OTS, and the certificate of merger with the Secretary of State of the State of Delaware, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Sound Federal Bancorp and Sound Federal, and
(b) the completion by Sound Federal Bancorp and Sound Federal of the transactions contemplated hereby. Sound Federal Bancorp has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Sound Federal Bancorp's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

     Section 4.04 Compliance With Applicable Law.

     (a) Sound Federal Bancorp and the Sound Federal Bancorp Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Sound Federal Bancorp and its Subsidiaries taken as a whole.

     (b) Except as set forth in Sound Federal Bancorp DISCLOSURE SCHEDULE 4.04(b), neither Sound Federal Bancorp nor any Sound Federal Bancorp Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary; (iii) requiring or threatening to require Sound Federal Bancorp or any Sound Federal Bancorp
Subsidiary, or indicating that Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Sound Federal Bancorp or any Sound Federal

Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Sound Federal Bancorp nor any Sound Federal Bancorp Subsidiary is a party to, nor has consented to any Regulatory Agreement. The most recent regulatory rating given to Sound Federal as to compliance with the CRA is satisfactory or better.

     Section 4.05 Information to be Supplied. The information to be supplied by Sound Federal Bancorp for inclusion in the Proxy Statement will not, at the time the Proxy Statement is mailed to PFC shareholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Sound Federal Bancorp for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

     Section 4.06 Financing. As of the date hereof Sound Federal has, and at the Merger Effective Date, Sound Federal will have funds which are sufficient and available to meet its obligations under this Agreement and to consummate in a timely manner the transactions contemplated hereby and thereby.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

     Section 5.01 Conduct of PFC's Business.

     (a) From the date of this Agreement to the Closing Date, PFC and each PFC Subsidiary will conduct their business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Sound Federal Bancorp. PFC, First Federal , and each of the PFC Subsidiaries will use its reasonable good faith efforts, to (i) preserve their business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for themselves the good will of their customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Sound Federal Bancorp in writing or as contemplated or required by this Agreement, PFC will not, and PFC will not permit any PFC Subsidiary to:

                  (i) amend or change any p rovision of its certificate of incorporation, charter, or bylaws;

                  (ii) change the number of authorized or issued shares of its capital stock or issue or grant any right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, other than the quarterly cash dividend of $.09 per share payable by PFC (with payment and record dates consistent with past practice), or redeem or otherwise acquire any shares of capital stock, except that (A) PFC may issue shares of PFC Common Stock upon the valid exercise, in accordance with the information set forth in PFC DISCLOSURE SCHEDULE 3.02, of presently outstanding options to acquire PFC Common Stock under the PFC Stock Option Plans;

                  (iii) grant or agree to pay any bonus, severance or termination to, or enter into or amend any employment agreement, severance agreement, supplemental executive agreement, or similar agreement or arrangement with any of its directors, officers or employees, or increase in any manner the compensation or fringe benefits of any employee, officer or director, except as may be required pursuant to legally binding commitments existing on the date hereof and set forth on PFC DISCLOSURE SCHEDULES 3.08 and 3.12;

                  (iv) enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees (other than to create and fund a rabbi trust for the benefit of PFC's President for amounts previously accrued pursuant to the PFC President's Supplemental Employee Retirement Agreement); or make any contributions to any defined contribution or defined benefit plan not in the ordinary course of business consistent with past practice; or materially amend any PFC Employee Plan except to the extent such modifications or amendments do not result in an increase in cost;

                  (v) merge or consolidate PFC or any PFC Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of PFC or any PFC Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between PFC, or any PFC Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any PFC Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

                  (vi) sell or otherwise dispose of the capital stock of PFC or sell or otherwise dispose of any asset of PFC or of any PFC Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of PFC or of any PFC Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, FHLB of New York advances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                  (vii) take any action which would result in any of the representations and warranties of PFC set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

                  (viii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating PFC;

                  (ix) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which PFC or any PFC Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

                  (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc. or otherwise alter, in any material respect, the mix, maturity, credit or interest rate risk profile of its portfolio of investment securities or its portfolio of mortgage-backed securities;

                  (xi) make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) to any borrower or group of affiliated borrowers in excess of $250,000 in the aggregate, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $250,000, except for any commitment disclosed on the PFC DISCLOSURE SCHEDULE 5.01(xi).

                  (xii) except as set forth on the PFC DISCLOSURE SCHEDULE 5.01(a)(xii), enter into, renew, extend or modify any other transaction with any Affiliate;

                  (xiii) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xiv) except for the execution of this Agreement and the documents related to this Agreement take any action that would give rise to a right of payment to any individual under any employment agreement, or take any action that would give rise to a right of payment to any individual under any PFC Employee Plan;

                  (xv) make any change in policies with regard to the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge off of losses incurred thereon, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in GAAP;

                  (xvi) except as set forth in PFC DISCLOSURE SCHEDULE 5.01(xix), make any capital expenditures in excess of $15,000 individually or $40,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (xvii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (xviii)  sell any REO or loan; or

                  (xix) agree to do any of the foregoing.

     For purposes of this Section 5.01, unless provided for in a business plan, budget or similar document delivered to Sound Federal Bancorp prior to the date of this Agreement, it shall not be considered in the ordinary course of business for PFC or any PFC Subsidiary to do any of the following: (i) except as set forth in PFC DISCLOSURE SCHEDULE 5.01, make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $15,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by PFC or a PFC Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (ii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by PFC or any PFC Subsidiary of more than $10,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

     Section 5.02 Access; Confidentiality.

     (a) Each of PFC and the PFC Subsidiaries shall permit Sound Federal Bancorp and its representatives reasonable access to its properties, and shall disclose and make available to them all books, papers and records relating to the assets, properties, operations, obligations and liabilities of PFC and its subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof)(other than minutes of any confidential discussion of this Agreement and the transactions contemplated hereby), and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, except as necessary to preserve any attorney/client privilege, plans affecting employees, and any other business activities or prospects in which Sound Federal Bancorp may have a reasonable interest.

PFC and First Federal shall make their respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Sound Federal Bancorp and its representatives. PFC and First Federal shall permit a representative of Sound Federal Bancorp to attend any meeting of PFC and/or First Federal's Board of Directors or the Executive Committees thereof (provided that neither PFC nor First Federal shall be required to permit the Sound Federal Bancorp representative to remain present during any confidential discussion of the Agreement and the transactions contemplated thereby). The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated January 11, 2000, among PFC and Sound Federal Bancorp (the "Confidentiality Agreement").

     (b) Sound Federal Bancorp agrees to conduct such investigations and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

     (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, PFC and each PFC Subsidiary shall permit employees of Sound Federal Bancorp reasonable access to information relating to problem loans, loan restructurings and loan work-outs of PFC and First Federal.

     (d) If the transactions contemplated by this Agreement shall not be consummated, PFC and Sound Federal Bancorp will each destroy or return all documents and records obtained from the other party or its representatives during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. PFC and Sound Federal Bancorp shall each give prompt written notice to the other party of any contemplated disclosure where such disclosure is so legally required.

     Section 5.03 Regulatory Matters and Consents.

     (a) Sound Federal Bancorp and Sound Federal will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

     (b) PFC will furnish Sound Federal Bancorp with all information concerning PFC and PFC Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Sound Federal Bancorp to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

     (c) Sound Federal Bancorp and PFC will promptly furnish each other with copies of all material written communications to, or received by them from any Regulatory Authority in respect of the transactions contemplated hereby, except information which is filed by either party which is designated as confidential.

     (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Sound Federal Bancorp will furnish PFC with (i) copies of all Applications prior to filing with any Regulatory Authority and provide PFC a reasonable opportunity to provide changes to such Applications and (ii) copies of all Applications filed by Sound Federal Bancorp.

     (e) PFC and Sound Federal Bancorp will cooperate with each other in the foregoing matters and will furnish the responsible party with all information concerning it and its subsidiaries as may be necessary or advisable in connection with any Application or filing (including the Proxy Statement and any report filed with the SEC) made by or on behalf of Sound Federal Bancorp or PFC to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, each party will provide certificates and other documents reasonably requested by the other.

     Section 5.04 Taking of Necessary Action.

     (a) Sound Federal Bancorp and PFC shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger and the transactions contemplated by this Agreement, including, without limitation,
(A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither PFC nor any PFC Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Sound Federal Bancorp, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement; provided that nothing herein contained shall preclude Sound Federal Bancorp or PFC from exercising its rights under this Agreement or the Option Agreement.

     (b) PFC shall prepare, subject to the review, and consent of Sound Federal Bancorp with respect to matters relating to Sound Federal Bancorp, a Proxy Statement to be filed by PFC with the SEC and to be mailed to the shareholders of PFC in connection with the meetings of its shareholders and transactions contemplated hereby, which Proxy statement shall conform to all applicable legal requirements. The parties shall cooperate with each other with respect to the preparation of the Proxy Statement. PFC shall, as promptly as practicable following the preparation thereof, file the Proxy Statement with the SEC and PFC shall use all reasonable efforts to have the Proxy Statement mailed to stockholders as promptly as practicable after such filing. PFC will promptly advise Sound Federal Bancorp of the time when the Proxy Statement has been filed and mailed, or of any comments from the SEC or any request by the SEC for additional information.

     Section 5.05 Certain Agreements.

     (a) Sound Federal Bancorp shall use its reasonable best efforts to maintain in effect for three years from the Effective Time, if available, the current directors' and officers' liability insurance policy maintained by PFC (provided that Sound Federal Bancorp may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Closing Date; provided, however, that in no event shall Sound Federal Bancorp be required to expend pursuant to this Section 5.05 more than the amount equal to 150% of the current annual amount expended by PFC to maintain or procure insurance coverage pursuant hereto. In connection with the foregoing, PFC and First Federal each agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

     (b) In addition, Sound Federal Bancorp acknowledges that the obligations of PFC to indemnify its directors and officers (who are made a party or threatened to be made a party or otherwise involved with respect to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a director of PFC at or prior to the Closing
Date) under its Certificate of Incorporation and Bylaws, as they exist as of the date of this Agreement, including the obligation to advance expenses, shall be assumed by Sound Federal by reason of the Merger.

     (c) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     Section 5.06 No Other Bids and Related Matters. From and after the date hereof until the termination of this Agreement, neither PFC, First Federal or any PFC Subsidiary, nor any of their respective officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by PFC or any of its Subsidiaries), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors, or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by any of its subsidiaries to take any such action, and PFC shall notify Sound Federal

Bancorp orally (within one business day) and in writing (as promptly as practicable) of all of the relevant details relating to all inquiries and proposals which it or any of its Subsidiaries or any such officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative may receive relating to any of such matters, provided, however, that nothing contained in this Section 5.06 shall prohibit the Board of
Directors of PFC from (i) furnishing information to, or entering into discussions or negotiations with any person or entity that makes an unsolicited written, bona fide proposal to acquire PFC or First Federal pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that, (A) the Board of Directors of PFC receives an opinion from its independent financial advisor that such proposal may be superior to the Merger from a financial point-of-view to PFC's stockholders, (B) the Board of Directors of PFC, after consultation with and after considering the advice of independent legal counsel, determines in good faith that failure to take such action may cause the Board of Directors of PFC to breach its fiduciary duties to stockholders under applicable law (such proposal that satisfies (A) and (B) being referred to herein as a "Superior Proposal"); (C) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, PFC (x) provides reasonable notice to Sound Federal Bancorp to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) receives from such person or entity an executed confidentiality agreement in reasonably customary form; and (D) the PFC Special Meeting of Stockholders convened to approve this Agreement has not occurred,
(ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer or (iii) prior to the PFC Special meeting of Stockholders convened to approve the Agreement, failing to make or withdrawing or modifying its recommendation and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of PFC, after consultation with and after considering the advice of independent legal counsel, determined in good faith that failure to take such action may cause such Board of Directors to breach its fiduciary duties to stockholders under applicable law. For purposes of this Agreement, "Acquisition Proposal" shall mean any of the following (other than the transactions contemplated hereunder) involving PFC or any of its subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transactions; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of PFC or First Federal , taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 10% or more of the outstanding shares of capital stock of PFC or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     Section 5.07 Duty to Advise; Duty to Update PFC's Disclosure Schedules. PFC shall promptly advise Sound Federal Bancorp of any change or event having a Material Adverse Effect on it or on any PFC Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. PFC shall update PFC's DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the PFC DISCLOSURE SCHEDULES. The delivery of such updated Schedule shall not relieve PFC from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.02(c) hereof.

     Section 5.08 Conduct of Sound Federal Bancorp's Business. From the date of this Agreement to the Closing Date, Sound Federal Bancorp will use its best efforts to (x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of Sound Federal. From the date of this Agreement to the Closing Date, neither Sound Federal Bancorp nor Sound Federal will (i) amend its certificate of incorporation, charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement, (ii) take any action which would result in any of the representations and warranties of Sound Federal Bancorp or Sound Federal set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law; or (iii) agree to do any of the foregoing.

     Section 5.09 Board and Committee Minutes. PFC and First Federal shall each provide to Sound Federal Bancorp, within thirty (30) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, excluding any matters related to this Agreement or the transactions contemplated hereby, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date.

     Section 5.10 Undertakings by PFC and Sound Federal Bancorp.

         (a)      From and after the date of this Agreement:

                  (i) Voting by Directors. Each member of the Board of Directors of PFC shall vote all shares of PFC Common Stock over which each such director has voting control, in favor of this Agreement. Concurrent with the execution of this Agreement, PFC's Directors shall each enter into the agreement set forth as Exhibit D to this Agreement;

                  (ii)     Proxy Solicitor.   PFC shall retain a proxy solicitor
in connection with the solicitation of shareholder approval of this Agreement;

                  (iii) Timely Review. If requested by Sound Federal Bancorp at Sound Federal Bancorp's sole expense, PFC shall cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 36, and to issue their report on such financial statements as soon as is practicable thereafter;

                  (iv) Outside Service Bureau Contracts. If requested to do so by Sound Federal Bancorp, PFC shall use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to PFC, on terms and conditions mutually acceptable to PFC and Sound Federal Bancorp;

                  (v) List of Nonperforming Assets. PFC shall provide Sound Federal Bancorp, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans; and

                  (vi) Reserves and Merger-Related Costs. On or before the Effective Date, and at the request of Sound Federal Bancorp and to the extent not inconsistent with GAAP, PFC shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of PFC to those of Sound Federal Bancorp (as such practices and methods are to be applied to PFC from and after the Closing Date) and Sound Federal Bancorp's plans with respect to the conduct of the business of PFC following the Merger and otherwise to reflect Merger-related expenses and costs incurred by PFC, provided, however, that PFC shall not be required to take such action unless Sound Federal Bancorp agrees in writing that all conditions to closing set forth in Section 6.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Sound Federal Bancorp of the writing referred to in the preceding clause, PFC shall provide Sound Federal Bancorp a written statement, certified without personal liability by the chief executive officer of PFC and dated the date of such writing, that the representation made in
Section 3.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by PFC or any PFC Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.01(b) hereof.

                  (vii) Shareholders Meeting. Subject to Section 5.06, PFC shall submit this Agreement to its shareholders for approval at a meeting to be held within 90 days of the date of this Agreement or as soon thereafter as is practicable, and its Board of Directors shall recommend approval of this Agreement to the PFC shareholders. PFC shall promptly inform Sound Federal Bancorp of any shareholder who makes a written demand upon PFC for an appraisal of his shares of PFC Common Stock in connection with the Merger.

     (b) From and after the date of this Agreement, Sound Federal Bancorp and PFC shall each:

                  (i) Filings and Approvals. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Proxy Statement, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and the transactions contemplated by this Agreement,
(D) all other documents contemplated by this Agreement;

                  (ii) Public Announcements. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to shareholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

                  (iv) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                  (v) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with generally accepted accounting principles applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

                  (vi) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof;

                  (vii) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due; or

     Section 5.11 Employee and Termination Benefits; Directors and Management.

     (a) Employee Benefits. Except as set forth below, as of or after the Merger Effective Date, and at Sound Federal Bancorp's election and subject to the requirements of the IRC, the PFC Employee Plans may continue to be maintained separately, or consolidated, or terminated. In the event of a consolidation of any or all of such plans or in the event of termination of any PFC Employee Plan, PFC employees who continue employment with Sound Federal Bancorp or any Sound Federal Bancorp Subsidiary ("Continuing Employees") shall receive credit for service with PFC (for purposes of eligibility and vesting determination but not for benefit accrual purposes) under any existing Sound Federal Bancorp benefit plan, or new Sound Federal Bancorp benefit plan in which such employees would be eligible to enroll. In the event of any termination or consolidation of any PFC health plan with any Sound Federal Bancorp health plan, Sound Federal Bancorp and/or Sound Federal shall make available employer-provided health coverage on the same basis as it provides such coverage to Sound Federal Bancorp or Sound Federal employees. In the event of a termination or consolidation of any PFC health plan, terminated PFC employees and qualified beneficiaries will have the right to continue coverage under group health plans of Sound Federal Bancorp and/or Sound Federal Bancorp subsidiaries in accordance with IRC Section 4980B(f). In the event of any termination or consolidation of any PFC health plan with any Sound Federal Bancorp health plan, any pre-existing condition, eligibility waiting period, limitation or exclusion in the Sound Federal Bancorp health plans shall not apply to Continuing Employees or their covered dependents who are covered under a PFC health Plan on the Merger Effective Date and who then change that coverage to Sound Federal Bancorp's health plan at the time such Continuing Employee is first given the option to enroll in such Sound Federal Bancorp health plan. During calendar year 2000, Sound Federal Bancorp shall credit employees of PFC or any PFC Subsidiary at the Merger Effective Date with amounts paid as deductibles under the PFC health plan.

     (b) At the Merger Effective Date, any terminated employees of PFC or any PFC Subsidiary whose employment is terminated, other than for cause, shall be provided with severance benefits equal to two (2) weeks for every year of service with PFC or any PFC Subsidiary up to 26 weeks.

     (c) Sound Federal Bancorp shall establish a First Federal Advisory Board of Directors to consist of those persons who currently serve on the PFC Board, and such persons shall commence service on the Advisory Board of Directors immediately following the Merger Effective Date. The Advisory Board shall be maintained for at least one year following the Merger Effective Date and shall be compensated at a rate of $500 per meeting. Such meetings will be held monthly.

     (d) The Peekskill Financial Corporation Employee Stock Ownership Plan (the "PFC ESOP") shall be terminated as of the Merger Effective Date (all shares held by the ESOP shall be converted into the right to receive the Merger Consideration), all outstanding PFC ESOP indebtedness shall be repaid, and the balance shall be allocated to PFC employees, as provided for in the PFC ESOP, subject to the Code and ERISA, and rules and regulations promulgated thereunder. In connection with the termination of the PFC ESOP, PFC shall promptly apply to the IRS for a favorable determination letter on the tax-qualified status of the PFC ESOP on termination and any amendments made to the PFC ESOP in connection with its termination or otherwise, if such amendments have not previously received a favorable determination letter from the IRS with respect to their qualification under Code Section 401(a). Any and all distributions from the PFC ESOP after its termination shall be made consistent with the aforementioned determination letter.

     (e) PFC's Chairman of the Board at the Merger Effective Date shall be named a director of Sound Federal Bancorp. The PFC Chairman of the Board's prior service on PFC's and First Federal's Board of Directors will be used to determine credited service under the Sound Federal Director Emeritus Plan.

     (f) Notwithstanding anything contained in an existing employment or severance agreement between PFC, First Federal and PFC's Chairman of the Board, President, and two Vice Presidents, respectively, such persons shall, in lieu of certain payments due under their employment and severance agreements, be entitled to receive payments set forth in the PFC DISCLOSURE SCHEDULE 5.11.

     (g) Concurrent with the Merger Effective Date Sound Federal shall appoint PFC's President as Regional Vice President for a period of one year and at an annual salary of $80,000.

     (h) Concurrent with the Merger Effective Date PFC's Vice President - Finance shall be offered a position with Sound Federal with a title to be determined. Such position shall report directly to Sound Federal's Chief Financial Officer. This position shall become effective at the Merger Effective Date. In consideration thereof Sound Federal agrees to pay the PFC Vice President-Finance a bonus of $60,000 to be paid in six equal monthly payments plus a salary not less than the PFC's Vice President--Finance's current base salary. Sound Federal agrees to keep this position available to PFC's Vice President--Finance for a sufficient time for such individual to receive the full $60,000 bonus payment.

     Section 5.12 Duty to Advise; Duty to Update Sound Federal Bancorp's Disclosure Schedules. Sound Federal Bancorp shall promptly advise PFC of any change or event having a Material Adverse Effect on it or on any Sound Federal Bancorp Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Sound Federal Bancorp shall update Sound Federal Bancorp's DISCLOSURE SCHEDULES as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Sound Federal Bancorp DISCLOSURE SCHEDULE. The delivery of such updated Schedules shall not relieve Sound Federal Bancorp from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.01(c) hereof.

     Section 5.13 Amendment of First Federal's Federal Stock Charter. PFC and First Federal shall take all action necessary to amend First Federal's charter in order to delete Section 8 thereof. PFC and First Federal shall ensure that such amendment is effective at the Merger Effective Date.

                                   ARTICLE VI
                                   CONDITIONS

     Section 6.01 Conditions to PFC's Obligations under this Agreement. The obligations of PFC hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by PFC pursuant to Section 8.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, Sound Federal Bancorp and Sound Federal to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by Sound Federal Bancorp and Sound Federal; and PFC shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of Sound Federal Bancorp and Sound Federal required by this Agreement to be performed by Sound Federal Bancorp and Sound Federal at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

     (c) Representations and Warranties. Each of the representations and warranties of Sound Federal Bancorp and Sound Federal set forth in this Agreement which is qualified as to materiality shall be true and correct and each such representational warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date);

     (d) Approvals of Regulatory Authorities. Sound Federal Bancorp shall have received all required approvals of Regulatory Authorities of the Merger and delivered copies thereof to PFC; and all notice and waiting periods required thereunder shall have expired or been terminated;

     (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

     (f) Officer's  Certificate.  Sound Federal  Bancorp shall have delivered to
PFC a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this Section 6.01 have been satisfied, to the best knowledge of the officer executing the same; and

     (g) Approval of PFC's Shareholders. This Agreement shall have been approved by the shareholders of PFC by such vote as is required under applicable Delaware law, PFC's certificate of incorporation and bylaws, and under Nasdaq requirements applicable to it.

     Section 6.02 Conditions to Sound Federal Bancorp's Obligations under this Agreement. The obligations of Sound Federal Bancorp hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Sound Federal Bancorp pursuant to Section 8.03 hereof:

     (a) Corporate Proceedings. All action required to be taken by, or on the part of, PFC to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken by PFC; and Sound Federal Bancorp shall have received certified copies of the resolutions evidencing such authorizations;

     (b) Covenants. The obligations and covenants of PFC and each PFC Subsidiary required by this Agreement to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

     (c) Representations and Warranties. Each of the representations and warranties of PFC and each PFC Subsidiary set forth in this Agreement which is qualified as to materiality shall be true and correct and each such representation and warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty which specifically relates to an earlier date);

     (d) Approvals of Regulatory Authorities. Sound Federal Bancorp shall have received all required approvals of Regulatory Authorities of the Merger (without the imposition of any conditions that are in Sound Federal Bancorp's reasonable judgement unduly burdensome) and delivered copies thereof to PFC; and all notice and waiting periods required thereunder shall have expired or been terminated;

     (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

     (f) No Material Adverse Effect. Since September 30, 1999, there shall not have occurred any Material Adverse Effect with respect to PFC; and

     (g) Officer's Certificate. PFC shall have delivered to Sound Federal Bancorp a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this Section 6.02 have been satisfied, to the best knowledge of the officer executing the same.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

     Section 7.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

     (a) By the mutual written consent of the parties hereto;

     (b) By either Sound Federal Bancorp or PFC acting individually:

                  (i) if there shall have been a material breach of any representation, warranty, covenant or other obligation of the other party, and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

                  (ii) if the Closing Date shall not have occurred on or before September 30, 2000, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this

Agreement to perform or observe its obligations set forth in this Agreement required to be performed or observed by such party on or before the Closing Date;

                  (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is unlikely to be granted, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date;

                  (iv) if the approval of the shareholders of PFC required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof; or

     (c) By Sound Federal Bancorp if (i) as provided in Section 5.10(a)(vii), the Board of Directors of PFC withdraws its recommendation of this Agreement, fails to make such recommendation or modifies or qualifies its recommendation in a manner adverse to Sound Federal Bancorp, or (ii) as provided in Section 5.06, the Board of Directors of PFC enters into an agreement involving a Superior Proposal; provided, however, that a termination pursuant to this Section 7.01(c) shall not effect the right of Sound Federal Bancorp to exercise the Sound Federal Bancorp Option pursuant to the Stock Option Agreement.

     Section 7.02 Effect of Termination. Except as otherwise provided in this Agreement, if this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than Section 5.02(a) and (d) and Section 8.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Sound Federal Bancorp or PFC to the other, except that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.01 Expenses. (a) Except as provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

     (b) In the event of any termination of this Agreement pursuant to Section 7.01(b)(i) hereof because of a breach of this Agreement by one of the parties, and in addition to any other damages and remedies that may be available to the non-breaching party, the non-breaching party shall be entitled to payment of, and the breaching party shall pay to the non-breaching party, all out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in connection with entering into this Agreement and carrying out of any and all acts contemplated hereunder; provided, however, that this clause shall not be construed to relieve or release a breaching party from any additional liabilities or damages arising out of its willful breach of any provision of this Agreement.

     Section 8.02 Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants set forth in Sections 5.05, and 5.11(a), (b), (c), (e), (f), (g) and (h) which will survive the Merger, shall terminate on the Closing Date.

     Section 8.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 8.04 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 2.02(a)(i), 2.03 and
5.05 and Section 5.11(c), (e), (f), (g) and (h).

     Section 8.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

     Section 8.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

                  (a)      If to Sound Federal Bancorp to:

                           Sound Federal Bancorp
                           300 Mamaroneck Avenue
                           Mamaroneck, New York 10543-2647
                           Attention:     Richard P. McStravick
                                          President and Chief Executive Officer


         with a copy to:    Luse Lehman Gorman Pomerenk & Schick, PC
                            5335 Wisconsin Avenue, NW
                            Suite 400
                            Washington, D.C. 20015
                            Attention: Eric Luse, Esq.
                                       Alan Schick, Esq.


                  (b)      If to PFC, to:

                           Peekskill Financial Corp.
                           1019 Park Street
                           Peekskill, New York 10566
                           Attn:    Eldorus Maynard
                                    Chairman and Chief Executive Officer


         with a copy to:   Silver Freedman & Taff, P.C.
                           1100 New York Avenue, N.W.
                           Washington, D.C. 20005-3934
                           Attention: Kip Weissman, Esq.
                                      Beth Freedman, Esq.

     Section 8.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     Section 8.08 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 8.09 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     Section 8.10 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of New York.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                               SOUND FEDERAL BANCORP



                               By:      /s/ Richard P. McStravick
                                        -------------------------------------
                                        Richard P. McStravick
                                        President and Chief Executive Officer



                               SOUND FEDERAL SAVINGS AND LOAN
                               ASSOCIATION



                               By:      /s/ Richard P. McStravick
                                        -------------------------------------
                                        Richard P. McStravick
                                        President and Chief Executive Officer



                               PEEKSKILL FINANCIAL CORP.



                               By:      /s/ Eldorus Maynard
                                        -------------------------------------
                                        Eldorus Maynard
                                        Chairman of the Board and
                                          Chief Executive Officer

                                    EXHIBIT A

                           AGREEMENT OF COMPANY MERGER

                           AGREEMENT OF COMPANY MERGER

     AGREEMENT OF COMPANY MERGER, dated as of _______________, 2000, by and among Sound Federal Savings and Loan Association ("Sound Federal"), a federally-chartered savings bank, Sound Federal Acquisition Corp. ("Interim"), a Delaware corporation formed by Sound Federal solely to facilitate the transactions contemplated by the Merger Agreement, defined below, and Peekskill Financial Corp. ("Company"), a Delaware corporation. Interim and the Company are hereinafter sometimes collectively referred to as the "Merging Corporations".

     This Agreement of Company Merger is being entered into pursuant to an Agreement and Plan of Merger, dated as of February ___, 2000 (the "Merger Agreement") by and among Sound Federal and the Company.

     In consideration of the premises, and the mutual covenants and agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     1.1 "Effective Time" shall mean the date at which the Merger contemplated by this Agreement of Merger becomes effective as provided in Section 2.2 hereof.

     1.2 "Interim Common Stock" shall mean the common stock, par value $.01 per share, of Interim owned by Sound Federal.

     1.3 "Company Common Stock" shall mean the common stock par value $.01 per share, of the Company.

     1.4 The "Merger" shall refer to the merger of Interim with and into the Company as provided in Section 2.1 of this Agreement of Company Merger.

     1.5 "Stockholder Meeting" shall mean the meeting of the stockholders of the Company held pursuant to Section 7.1.

     1.6 "Surviving Corporation" shall refer to the Company as the surviving corporation of the Merger.

                                   ARTICLE II
                               TERMS OF THE MERGER

     2.1 The Merger. Subject to the terms and conditions set forth in the Merger Agreement, on the Effective Time, Interim shall be merged with and into the Company pursuant and subject to Section 251 of the General Corporation Law of the State of Delaware ( "DGCL"). The Company shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the State of Delaware. On the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of the Merging Corporations and thereupon and thereafter, all the property, rights, powers, and franchises of a public as well as a private nature of each of the Merging Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, right, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Merging Corporations in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Merging Corporations is a party, shall not be deemed to have abated or to have discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Corporations if the Merger had not occurred.

     2.2 Effective Time. The Merger shall become effective on the date and at the time that a Certificate of Merger pursuant to Section 251 of the DGCL is executed and filed with the Secretary of State of the State of Delaware pursuant to Section 103 of the DGCL, unless a later date and time is specified as the Effective Time in the Certificate of Merger.

     2.3  Name  of  the  Surviving  Corporation.   The  name  of  the  Surviving
Corporation shall be "Peekskill Financial Corp."

     2.4 Certificate of Incorporation. The Certificate of Incorporation of the Company as in effect on the Effective Time, shall continue in full force and effect following the Effective Time as the Certificate of Incorporation of the Surviving Corporation.

     2.5 Bylaws. The Bylaws of the Company, as in effect on the Effective Time, shall continue in full force and effect as the Bylaws of the Surviving Corporation until amended in accordance with applicable law

     2.6 Directors and Officers of the Surviving Corporation. The directors and officers of Interim shall become the directors and officers of the Surviving Corporation as of the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until changed in accordance therewith.

                                   ARTICLE III
                              CONVERSION OF SHARES

     3.1 Conversion of The Company Common Stock and Options to Purchase Common Stock.

     (a) At the Effective Time, each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as hereinafter defined) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $22 in cash (such amount hereinafter referred to as the "Purchase Price").

     (b) At or immediately prior to the Effective Time, each outstanding option to purchase Company Common Stock issued pursuant to the Company's Stock Option Plans shall be canceled, and each holder of any such option, whether or not then vested or exercisable, shall be entitled to receive from Sound Federal at the Effective Time for each option an amount determined by multiplying (i) the excess, if any, of the Purchase Price over the applicable exercise price per share of such option by (ii) the number of shares of Company Common Stock subject to such option.

     3.2 Exchange of Shares.

     (a) Immediately following the Effective Time and the consummation of the transaction provided for in the Plan of Complete Liquidation and Dissolution included as Exhibit C to the Merger Agreement, Sound Federal shall make available in its role as exchange agent ("Exchange Agent") cash in an amount equal to the aggregate Purchase Price.

     (b) As soon as practicable after the Effective Time, the Exchange Agent will send to each holder of record of a certificate or certificates (other than holders of Dissenting Shares) which, immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("Certificates"), a letter of transmittal for use in exchanging such Certificates for the Purchase Price. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to promptly receive in exchange therefor the Purchase Price as provided in Section
3.1 hereof and the Certificates so surrendered shall be canceled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any holder of Company Common Stock the Purchase Price to which such holder of Company Common Stock would otherwise be entitled until such holder surrenders the Certificate for exchange or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be required in each case by the Surviving Corporation. Neither the Exchange Agent nor any party hereto shall be liable to any holder of Certificates for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Except as required by law, no interest shall be payable with respect to the Purchase Price payable for the outstanding shares of Company Common Stock

     (c) After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer to the Company, they shall be canceled and exchanged for the Purchase Price provided for in Section 3.1 hereof.

     (d) If payment of the Purchase Price pursuant to Section 3.1 hereof for shares of Company Common Stock is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificate surrendered or required for any other reason or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     3.3 Dissenting Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, the holder of which has not voted in favor of the Merger Agreement and this Agreement of Company Merger and who has properly perfected his dissenters' rights of appraisal by satisfying all of the applicable requirements of Section 262 of the DGCL, is referred to herein as a "Dissenting Share." Dissenting Shares owned by each holder thereof who has not exchanged his Certificates for the Purchase Price or otherwise has not effectively withdrawn or lost his dissenter's rights, shall not be converted into or represent the right to receive the Purchase Price pursuant to Section
3.1 hereof and shall be entitled only to such rights as are available to such holder pursuant to the applicable provisions of the DGCL. Each holder of Dissenting Shares shall be entitled to receive the value of such Dissenting Shares held by him in accordance with the applicable provisions of the DGCL, provided such holder complies with the procedures contemplated by and set forth in the applicable provisions of the DGCL. If any holder of Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost his dissenter's rights under the applicable provisions of the DGCL, such Dissenting Shares shall be converted into the right to receive the Purchase Price at the Effective Time in accordance with the provisions of Section 3.1 hereof. Sound Federal agrees to make, or cause to he made, payment in cash for any Dissenting Shares.

     3.4 Interim Common Stock. Each share of Interim Common Stock which is issued and outstanding immediately prior to the Effective Time shall be converted automatically and without any action on the part of the holder thereof into an issued and outstanding share of Common Stock of the Surviving Corporation.


                                   ARTICLE IV
                                  MISCELLANEOUS

     4.1 Conditions Precedent. The respective obligations of each party under this Plan of Company Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Articles V and VI of the Merger Agreement.

     4.2 Stockholder Approval. By executing this Agreement of Company Merger, Sound Federal shall be deemed to have approved this Agreement of Company Merger in its capacity as sole stockholder of Interim.

     4.3 Termination. This Agreement of Company Merger shall be terminated upon the termination of the Merger Agreement in accordance with Article VIII thereof; provided, that any such termination of this Agreement of Company Merger shall not relieve any party hereto from liability on account of a breach by such party of any of the terms hereof or thereof.

     4.4 Amendments. To the extent permitted by law, this Agreement of Merger may be amended by a subsequent writing signed by all of the parties hereto upon the approval of the Board of Directors of each of the parties hereto; provided, however, that the provisions of Article III of this Agreement of Company Merger relating to the consideration to be paid for the shares of Company Common Stock shall not be amended after the approval of the stockholders of the Company referred to in Section 5.04 of the Merger Agreement so as to decrease the amount or change the form of such consideration without the approval of the stockholders of the Company.

     4.5 Successors. This Agreement of Company Merger shall be binding on the successors of Sound Federal, Interim and the Company.

     IN WITNESS WHEREOF, Sound Federal, Interim and the Company have caused this Agreement of Company Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

Attest:                               SOUND FEDERAL SAVINGS
                                      AND LOAN ASSOCIATION



________________________________      By: ________________________________
                                          Richard P.  McStravick
                                          President and Chief Executive Officer


                                      SOUND FEDERAL ACQUISITION
CORP.
Attest:



________________________________      By:________________________________
                                          Richard P.  McStravick
                                          President and Chief Executive Officer


Attest:                               PEEKSKILL FINANCIAL CORP.



_______________________________       By:________________________________
                                          John Williams
                                           President and Chief Executive Officer

                                    EXHIBIT B

                               PLAN OF BANK MERGER

                                 PLAN OF MERGER

                                     BETWEEN

                   SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION

                                       AND

                           FIRST FEDERAL SAVINGS BANK

                       DATED AS OF ________________, 2000

     This Plan of Merger dated as of __________________, 2000 (the "Merger Plan") is entered into by and among: (i) SOUND FEDERAL SAVINGS AND LOAN ASSOCIATION, a savings association and a wholly owned subsidiary of Sound Federal Bancorp ("Sound Federal"); and (ii) FIRST FEDERAL SAVINGS BANK, a federally chartered savings bank, a wholly owned Subsidiary of Peekskill Financial Corp. ("PFC") which is wholly owned by Sound Federal. This Merger Plan is being entered into in connection with the Agreement and Plan of Merger by and among Sound Federal Bancorp, Sound Federal and PFC. The Merger Agreement has been approved by at least a majority vote of the Boards of Directors of Sound Federal and First Federal. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     In consideration of the mutual covenants and agreements set forth herein and subject to the terms and conditions of the Merger Agreement, the parties hereto agree as follows:

     Section 1. Definition. Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     1.1 "Effective Time" shall mean the date at which the Merger contemplated by this Merger Plan becomes effective as provided in Section 2 hereof.

     1.2 "First Federal Common Stock" shall mean the common stock, par value $.01 per share, of First Federal.

     1.3 "Merger" shall refer to the merger of First Federal with and into Sound Federal as provided in Section 2 of this Merger Plan.

     1.4 "Surviving Institution" shall refer to Sound Federal as the surviving institution of the Merger.

     Section 2. The Merger. At the Effective Time, First Federal will be merged with and into Sound Federal with Sound Federal as the Surviving Institution (the "Merger"). The separate corporate existence of First Federal shall thereupon cease. Sound Federal as the Surviving Institution shall continue to be governed by the laws of the United States, and its existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

     Section 3. Name of Surviving Institution. The name of the Surviving Institution shall be Sound Federal Savings and Loan Association.

     Section 4. Location of Main Office and Branch Officers. At the Effective Time, the main office of Sound Federal, and each of its branches, including branches acquired from First Federal, shall remain open. The main office and branch locations of Sound Federal following consummation of the Merger shall be:

Main Office:                  Branch Office:                      Branch Office:



















Branch Office:              Branch Office:
















     Section 5. Assets and Liabilities. At the Effective Time, all assets and property (real, personal, and mixed, tangible and intangible, chooses in action, rights, and credits), then owned by First Federal shall immediately become the property of the Surviving Institution. The Surviving Institution shall be deemed to be a continuation of First Federal, the rights and obligations of which shall succeed to such rights and obligations and the duties and liabilities connected therewith.

     Section 6. Directors of Surviving Institution. At the Effective Time, the directors of Sound Federal shall remain as the directors of the Surviving Institution. The names and addresses, and terms of such directors are set forth below.

         Name                  Address                            Term Expires















     Section 7. Articles of Incorporation and Bylaws. At the Effective Time, the articles of incorporation and bylaws of Sound Federal shall remain in effect and shall become the articles of incorporation and bylaws of the Surviving Institution.

     Section 8. Counterparts. This Merger Plan may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one instrument.

     Section 9. Amendments. This Merger Plan may be amended by the parties hereto, by or pursuant to action taken by their respective boards of directors. This Merger Plan may not be amended except by an instrument in writing specifically referring to this Section 9 and signed on behalf of each of the parties hereto.

     Section 10. Severability. Any provision of this Merger Plan which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 11. Governing Law. This Merger Plan shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

     Section 12. Captions and References. The captions contained in this Merger Plan are for convenience of reference only and do not form a part of this Merger Plan.

     IN WITNESS WHEREOF, the parties hereto have caused this Merger Plan to be duly executed as of the date first above written.


                                SOUND FEDERAL SAVINGS AND
                                LOAN ASSOCIATION


                                By: _________________________________
                                      Richard P.  McStravick
                                      President and Chief Executive Officer


                                FIRST FEDERAL SAVINGS BANK


                                By: _________________________________
                                      Richard P.  McStravick
                                      President and Chief Executive Officer

                                    EXHIBIT C
                          PLAN OF COMPLETE LIQUIDATION
                                 AND DISSOLUTION

                           CERTIFICATE OF DISSOLUTION
                                       OF
                            PEEKSKILL FINANCIAL CORP.

                                      ****

     Peekskill Financial Corp. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,



DOES HEREBY CERTIFY:

FIRST:   That dissolution was authorized on __________, 2000.

SECOND: That dissolution has been authorized by the Board of Directors and stockholders of the corporation in accordance with the provisions of subsections (a) and (b) of section 275 of the General Corporation Law of the State of Delaware.

THIRD: That the names and addresses of the directors and officers of Peekskill Financial Corp. are as follows:


                                    DIRECTORS
                                    ---------

         NAMES                                                ADDRESSES

                                    OFFICERS
                                    --------

          NAMES                                                ADDRESSES

                                    EXHIBIT D

                              PFC VOTING AGREEMENT

                                February 16, 2000

Sound Federal Bancorp
220 Mamaroneck Avenue
Mamaroneck, New York 10543

Ladies and Gentlemen:

     Sound Federal Bancorp, Sound Federal Savings and Loan Association ("Sound Federal"), and Peekskill Financial Corp. ("PFC") have entered into an Agreement and Plan of Merger dated as of February 16, 2000 (the "Merger Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) PFC will merge with and into Interim with PFC surviving the merger (referred to as the "Merger") and PFC shall be liquidated into Sound Federal, with Sound Federal; and (b) shareholders of PFC will receive $22.00 in cash in exchange for each share of common stock of PFC outstanding on the closing date.

     Sound Federal Bancorp and Sound Federal have requested, as a condition to its execution and delivery to PFC of the Merger Agreement, that the undersigned, being directors and executive officers of PFC, execute and deliver to Sound Federal Bancorp this Letter Agreement.

     Each of the undersigned, in order to induce Sound Federal Bancorp and Sound Federal to execute and deliver to PFC the Merger Agreement, hereby irrevocably:

     (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of PFC called to vote for approval of the Merger so that all shares of common stock of PFC then beneficially owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote all such shares (i) in favor of approval and adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of PFC), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving PFC;

     (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of PFC, to approve or adopt the Merger Agreement;

     (c) Agrees not to sell, transfer or otherwise dispose of any common stock of PFC on or prior to the date of the meeting of PFC shareholders to vote on the Merger Agreement; and

     (d) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

     The obligations set forth herein shall terminate concurrently with any termination of the Merger Agreement.

                          ----------------------------


     This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                          ----------------------------

     The undersigned intend to be legally bound hereby.


                                                     Sincerely,



                                                     Name

                                    EXHIBIT E

                             STOCK OPTION AGREEMENT

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated February 16, 2000, between Peekskill Financial Corporation., a Delaware corporation ("Issuer") and Sound Federal Bancorp, a federally-chartered corporation ("Grantee"). Capitalized terms used herein without definition have the meanings specified in the Merger Agreement (as hereinafter defined).

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger dated February 16, 2000 (the "Merger Agreement"), which agreement has been executed by the parties hereto prior to this Agreement; and

     WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

     1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 350,684 fully paid and nonassessable shares of its common stock, par value $0.01 per share ("Common Stock"), at a price of $12.25 per share (such price, as adjusted if applicable, the "Option Price"); provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Merger Agreement) at a price less than $12.25 per share, such Option Price shall be equal to such lesser price. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 19.99% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

     (c) If this Option is exercised by Grantee, in accordance with the terms hereof, Grantee may become an "interested stockholder" of Issuer for purposes of
Section 203 of the DGCL. Execution of this Option constitutes and evidences Issuer's approval of the transaction pursuant to which Grantee becomes, through an exercise of this Option, an "interested stockholder" of Issuer for purposes of Section 203 of the DGCL.

     2. (a) The holder or holders of the Option (including Grantee or any subsequent transferee(s)) (the "Holder") may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 180 days following the first such Subsequent Triggering Event. Each of the following shall be an Exercise Termination Event: (i) the Merger Effective Date (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or (iii) the passage of eighteen months after termination of the Merger Agreement if such termination follows or occurs at the same time as the occurrence of an Initial Triggering Event.

     (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                  (i) Issuer participates (or authorizes participation in) negotiations regarding a Superior Proposal, as contemplated in Sections
         5.06 and 7.01(c) of the Merger Agreement.

                  (ii) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, and the rules and regulations thereunder (the "1934 Act")) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary"). For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC) of Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Significant Subsidiary of Issuer, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership of securities representing 15% or more of the voting power of Issuer or any Significant Subsidiary of Issuer, provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

                  (iii) (A) Any person other than Grantee, or any Grantee Subsidiary, or any Issuer Subsidiary acting in a fiduciary capacity
         (collectively, "Excluded Persons"), alone or together with such person's affiliates and associates (as such terms are defined in Rule 12b-2 under the 1934 Act) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder) or (B) any group (as such term is defined in Section 13(d)(3) of the 1934 Act), other than a group of which only Excluded Persons are members, shall have been formed that beneficially owns15% or more of the shares of Common Stock then outstanding;

                  (iv) The Board of Directors of Issuer shall have failed to recommend to its stockholders the adoption of the Merger Agreement or shall have withdrawn, modified or changed its recommendation in a manner adverse to Grantee;

                  (v) After a proposal is made by a third  party  (other than an
         Excluded  Person)  to Issuer to engage in an  Acquisition  Transaction:
         Issuer shall have intentionally and knowingly breached any representation, warranty, covenant or agreement contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement pursuant to Section 7.01(b)(i) therein (without regard to any grace period provided for therein) and (y) shall not have been cured prior to the Notice Date (as defined below); or the PFC stockholders shall fail to approve the Merger Agreement.

                  (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with any federal or state bank regulatory authority ("Regulatory Authority"), for approval to engage in an Acquisition Transaction.

     (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

                  (i) The acquisition by any person other than an Excluded Person of beneficial ownership of 25% or more of the then outstanding Common Stock; or

                  (ii) The occurrence of the Initial Triggering Event described in subparagraph (ii) of subsection (b) of this Section 2.

     (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

     (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of any Regulatory Authority is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (f) At each closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

     (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

     (h) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the any Regulatory Authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, in the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions, or the like, the type and number, and/or the price, of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted, and proper provision shall be made in the agreements governing such transaction so that the Holder shall receive, upon exercise of the Option (at the aggregate exercise price calculated in accordance with Section 1 of this Agreement), the number and class of shares or other securities or property that Holder would have received in respect of the Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

     6. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

                  (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

                  (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power with respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the issuer of the Substitute Option.

                  (3) "Assigned Value" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, or (iii) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder.

                  (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the six months immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of Common Stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms and conditions as the Option, provided, that if any term or condition of the Substitute Option cannot, for legal reasons, be the same as the Option, such term or condition shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to (i) the product of (A) the Assigned Value and (B) the number of shares of Common Stock for which the Option is then exercisable, divided by (ii) the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable. Notwithstanding anything to the contrary in this Section 6, the Substitute Option shall be subject to the limitation set forth in Section 9 of this Agreement, as if the Substitute Option is the Option.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

     (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 6 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

         7. The 180-day period for exercise of certain rights under Section 2 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

     8. Repurchase at the Option of Holder. (a) At the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Option Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Sections 1 and 5), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Option Price (subject to adjustment pursuant to Sections 1 and 5) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

     Notwithstanding anything in this Section 8 to the contrary, the payment of the Repurchase Consideration to the Holder shall be subject to the limitation set forth in Section 9 of this Agreement.

                  (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any federal or state regulatory authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any federal or state regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any federal or state regulatory authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such regulatory authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

     Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 2(a).

                  (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Common Stock received by holders of Common Stock in connection with any merger or other business combination transaction described in Section 6(a)(i), 6(a)(ii) or 6(a)(iii), or (iii) the highest closing bid price per share of Issuer Common Stock quoted on the Nasdaq System (or if Issuer Common Stock is not quoted on the Nasdaq System, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or
(ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

                  (d) As used herein, "Repurchase Event" shall occur if, prior to an Exercise Termination Event, (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in
Section 6(a)(i), 6(a)(ii) or 6(a)(iii) shall be consummated.

         9. Limitation on Value of Option. (a) Notwithstanding any other provision of this Agreement, this Option may not be exercised (nor Repurchase Consideration paid to a Holder) for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below) of more than $2,350,000; provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date, as long as the Notional Total Profit from all such exercises (and Repurchase Consideration paid) does not exceed $2,350,000.

                  (b) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit (as defined below) determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

                  (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares (or any portion thereof) pursuant to
Section 8, less (y) the Grantee's purchase price for such Option Shares, (iii) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any amount equivalent to the foregoing with respect to the Substitute Option.

         10. Issuer hereby represents and warrants to Grantee as follows:

         (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer.

         (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

         (c) Issuer has taken all necessary action to exempt this Agreement, and the transactions contemplated hereby and thereby from, and this Agreement and the transactions contemplated hereby and thereby are exempt from, (i) any applicable state takeover laws, (ii) any state laws limiting or restricting the voting rights of stockholders and (iii) any provision in its certificate of incorporation, or bylaws restricting or limiting stock ownership or the voting rights of stockholders.

         (d) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case referred to in this clause
(ii), give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

     11. Grantee hereby represents and warrants to Issuer that:

         (a) Grantee has full corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

         (b) This Option is not being acquired with a view to the public distribution thereof and neither this Option nor any Option Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under applicable federal and state securities laws and regulations.

     12. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except (i) to any wholly-owned Subsidiary or (ii) that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder to one or more transferees.

     13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     14. Notwithstanding anything to the contrary herein, in the event that the Holder or any Related Person thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the transactions contemplated by the Merger Agreement), then in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect. A Related Person of a Holder means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the 1934 Act) of the Holder and any person that is the beneficial owner of 20% or more of the voting power of the Holder.

     15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

         17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         18. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         21. Except as otherwise expressly provided herein, or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and, as permitted herein, assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers, all as of the date first above written.



                             PEEKSKILL FINANCIAL CORPORATION



                             BY:  ------------------------------------
                                      Eldorus Maynard
                                      Chairman of the Board and Chief
                                         Executive Officer



                             SOUND FEDERAL BANCORP



                             BY:  ------------------------------------
                                      Richard P. McStravick
                                      President and Chief Executive Officer